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                                                                     EXHIBIT 5.1

                             Morrison & Foerster LLP
                               5200 Republic Plaza
                             370 Seventeenth Street
                           Denver, Colorado 80202-5638

                                October 4, 2000

ATRIX LABORATORIES, INC.
2579 Midpoint Drive
Fort Collins, Colorado 80525

         RE:   Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as your counsel in connection with the Registration Statement on Form S-8, being filed by Atrix Laboratories, Inc., a Delaware corporation (the "Registrant") with the Securities and Exchange Commission relating to the registration of 1,750,000 shares ("Shares") of the Registrant's Common Stock, $.001 par value, which will be issuable from time to time under the Securities Act of 1933, as amended, under the Registrant's 2000 Stock Incentive Plan (the "2000 Plan").

         In connection therewith, we have reviewed such Registration Statement, the Registrant's filings with the Securities and Exchange Commission, certain of the Registrant's corporate records, documents, instruments and certificates of public officials taken in connection with the adoption of the 2000 Plan and the authorization of the issuance of the Shares and such other factual and legal matters as we have deemed necessary for purposes of rendering the opinion set forth herein.

         We have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity to original documents submitted to us as certified or photostatic copies. We also have relied upon the accuracy, as to matters of fact, of officers of the Registrant. We have relied on the Registrant's records and have assumed the accuracy and completeness thereof.

         Based upon and subject to the foregoing, we are of the opinion that the 1,750,000 Shares issuable under the 2000 Plan have been duly authorized and, when issued and delivered in accordance with the terms of the 2000 Plan, will be validly issued, fully paid and nonassessable.

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         We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the General Corporation Law of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement referred to above.

                                        Very truly yours,

                                        /s/  Morrison & Foerster LLP


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